Exhibit 2

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated January 11, 2012, with respect to the common stock, par value $0.01 per share, of Wynn Resorts, Limited is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

ARUZE USA, INC.

/s/ Kazuo Okada
By: Kazuo Okada
Its: President

UNIVERSAL ENTERTAINMENT CORPORATION

/s/ Kazuo Okada
By: Kazuo Okada
Its: Chairman and Director

/s/ Kazuo Okada
Kazuo Okada, Individually